SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 000-53018

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CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC.

NO. 29 & 31, HUANZHEN ROAD
SHUIKOU TOWN,
HUIZHOU, GUANGDONG,
PEOPLE’S REPUBLIC OF CHINA 516005

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that stockholders of China Intelligent Lighting and Electronics, Inc., a Delaware corporation (“China Intelligent,” “the Company,” “we” or “us”), holding a majority of the voting rights of our common stock executed a written consent in lieu of a special meeting dated March 30, 2010 authorizing our Board of Directors to take all steps necessary to effect a 1-for-2 reverse stock split of our common stock (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split.  Our Board of Directors also approved the proposed Reverse Stock Split on March 30, 2010.  When and if the Reverse Stock Split is implemented, each holder of common stock will receive one share of common stock for every two shares of common stock held immediately prior to effecting the Reverse Stock Split, and then rounding up to the nearest whole share, and that the Company would not pay cash to any stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split.

The accompanying information statement, which describes the Reverse Stock Split in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Reverse Stock Split under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and Bylaws. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.

Our Board of Directors has fixed the close of business on April 13, 2010 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on April 14, 2010 to stockholders of record on April 13, 2010.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE STOCK SPLIT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ Li Xuemei
Li Xuemei
Chairman of the Board of Directors
City of Huizhou, People’s Republic of China
April 13, 2010

CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC.

INFORMATION STATEMENT REGARDING
CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
A MAJORITY OF OUR VOTING CAPITAL STOCK
IN LIEU OF SPECIAL MEETING

China Intelligent Lighting and Electronics, Inc. (“China Intelligent,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors on March 30, 2010 and by the holders of a majority of our outstanding voting capital stock in accordance with the relevant sections of the General Corporation Law of the State of Delaware (the “Delaware Code”).

This information statement is being mailed on April 14, 2010 to stockholders of record on April 13, 2010 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE STOCK SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

GENERAL DESCRIPTION OF CORPORATE ACTION

On March 30, 2010, our Board of Directors unanimously authorized an amendment to our Certificate of Incorporation (the ‘‘Amendment’’), subject to stockholder approval, to effect a 1-for-2 reverse stock split of all issued and outstanding shares of our common stock at a reverse stock split ratio of  1-for-2 (the “Reverse Stock Split”).   On March 30, 2010, the holders of a majority of our outstanding voting capital stock delivered an executed written consent of stockholders authorizing and approving the Amendment and the Reverse Stock Split.  Our Board of Directors has the discretion to elect, as it determines to be in the best interest of the Company and its stockholders, to implement or abandon the Reverse Stock Split.  The Reverse Stock Split is expected to be implemented prior to the closing of the public offering of our common stock described below under “The Purpose of the Reverse Stock Split.”

VOTING AND VOTE REQUIRED

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  Approval by at least a majority of the outstanding voting power of our shares of voting capital present and voting on the matter at a meeting would be required to approve the Amendment and Reverse Stock Split.

On March 30, 2010, we had a total of 19,787,388 voting shares of capital stock outstanding, which consists of 19,787,388 shares of common stock. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. On March 30, 2010, the following stockholders holding an aggregate of 14,195,496 shares of stock, or 71.7%, of all eligible votes, delivered an executed written consent authorizing the Amendment and the Reverse Stock Split.

Stockholder	No. of Shares
Li Xue Mei	7,618,696
Liu Bei Jing	800,000
Wang Feng	800,000
Li Hong Guang	850,000
Chen Li Yi	850,000
He Zhong Yong	890,000
Wang Wei Bin	500,000
Joyrise Holdings Limited	600,000
Goldwide Holdings Limited	800,000
Yan Bin	100,000
Wong Tsz Hung	100,000
Zhang Yu Lei	100,000
Ye Yu Han	100,000
Yin Hao Ming	50,000
Liang Yun Qing	36,800
Total	14,195,496

Accordingly, the written consent executed by the stockholders satisfies the stockholder approval requirement for authorization of the Amendment and Reverse Stock Split.  In an effort to minimize the Company's expenses, a special meeting of the stockholders is not required and will not be held because stockholders holding a majority of the eligible votes are in favor of the action.

NOTICE PURSUANT TO DELAWARE CODE SECTION 228

Pursuant to Delaware Code Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This information statement serves as the notice required by Delaware Code Section 228.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this information statement will be borne by us. If our stockholders hold their securities through a nominee, we will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: China Intelligent Lighting and Electronics, Inc., No. 29 & 31 Huanzhen West Road, Shuikou Town, Huizhou City, Guangdong, People’s Republic of China 516005, 86-0752-3138511. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT OF OUR COMMON STOCK

OVERVIEW

The Board of Directors has adopted and the stockholders have approved by written consent an amendment to our Certificate of Incorporation to effect a 1-for-2 reverse stock split of all our issued and outstanding shares of common stock, as determined in the sole discretion of our Board of Directors (the “Reverse Stock Split”). To effect the Reverse Stock Split, we would file an amendment to the Certificate of Incorporation with the Secretary of State of Delaware.  The Board expects to implement the Reverse Stock Split prior to the closing of the public offering described below.

Upon the effectiveness of the Reverse Stock Split, the number of issued and outstanding shares of our common stock will be reduced in accordance with the approved 1-for-2 exchange ratio for the Reverse Stock Split.

When and if the Reverse Stock Split is implemented, each holder of common stock will receive one share of common stock for every two shares of common stock held immediately prior to effecting the Reverse Stock Split, and then rounding up to the nearest whole share, and that the Company will not pay cash to any stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split.  The par value and number of authorized shares of the common stock will remain unchanged.

The Board of Directors will effect the Reverse Stock Split by filing the amendment to the Certificate of Incorporation with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this information statement has been mailed to stockholders.  A form of the amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.  No further action on the part of stockholders is required to authorize or effect the Reverse Stock Split.

THE PURPOSE OF THE REVERSE STOCK SPLIT

On February 16, 2010, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, as amended by Amendment No. 1 on Form S-1/A filed with the SEC on March 30, 2010, for a public offering of shares of our common stock. The registration statement has not yet become effective and the price for the offering has not yet been determined.  The public offering is contingent on a number of factors and there can be no assurance that we will proceed with the offer or sale of the shares or consummate the offering. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

As of the close of business on March 30, 2010, we had 100,000,000 shares of common stock authorized, of which 19,787,388 shares were outstanding, and we had 10,000,000 shares of preferred stock authorized, of which none were issued and outstanding.

In attempt to ensure that the Company can effect the public offering at a desirable per share price of our common stock, the Board considered it necessary to effect a reverse stock split of our common stock to reduce the number of outstanding shares of our common stock. After consultation with investment bankers and advisors, the Board approved the 1-for-2 Reverse Stock Split of our common stock.  On March 30, 2010, stockholders holding a majority of the voting power of our capital stock consented to resolutions authorizing our Board of Directors to effect the Reverse Stock Split of our outstanding common stock, with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split.

The approval becomes effective twenty (20) days after the mailing of this information statement to our stockholders. Upon this approval becoming effective, our Board of Directors will be authorized to implement or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time of the closing of the contemplated public offering of common stock. We believe that approval of this discretion to the Board provides the Board with maximum flexibility to react to prevailing market conditions and to therefore act in the best interests of the Company and our stockholders. Our Board of Directors believes that the Reverse Stock Split is in the best interests of our company and its stockholders and the Board unanimously approved the Reverse Stock Split on March 30, 2010, but our Board of Directors has not yet determined whether to implement the Reverse Stock Split.

We anticipate that the Reverse Stock Split may have the effect of increasing, proportionately, the per share trading price our common stock when, and if, we begin trading on the NYSE Amex on which we have applied for listing. The decrease in the number of shares of common stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the common stock, which may encourage greater interest in the common stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the common stock as a consequence of the proposed Reverse Stock Split, if any, may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed Reverse Stock Split. The Reverse Stock Split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. In general, there can be no assurance that the favorable effects described above will occur, or that any increase in per share price of the common stock resulting from the Reverse Stock Split will be maintained for any period of time.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE SPLIT

When and if the Board implements the Reverse Stock Split, its immediate effect will be to reduce the number of shares of the outstanding common stock and to increase the market price of such common stock. However, the effect the Reverse Stock Split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the common stock, if and when publicly traded, after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The following table summarizes the approximate effect of the Reverse Stock Split on our authorized and outstanding shares of common stock, as well as shares of our common stock reserved for issuance under outstanding obligations.

	Prior to Reverse Stock Split	After Reverse Stock Split
Common Stock
Authorized Shares	100,000,000	100,000,000
Outstanding Shares	19,787,388	9,893,704

Warrants
Shares issuable upon exercise of Outstanding Warrants	1,580,708	790,358

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

After the Reverse Stock Split is effected, the number of shares of our common stock held by each stockholder will be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the 1-for-2 exchange ratio, and then rounding up to the nearest whole share. We will not pay cash to each stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares will be rounded up to the nearest whole share.

EFFECT ON WARRANTS AND OTHER DERIVATIVE SECURITIES

The Company currently has outstanding warrants which may be exercised into shares of common stock.  The effect of the Reverse Stock Split on these securities is discussed below.

Warrants

As of the date of this information statement, we had an aggregate of 1,580,708 warrants issued and outstanding with per share exercise prices of $0.0001 for issuance of a total of 1,580,708 shares of common stock.  When the Company implements the 1-for-2 Reverse Stock Split, the exercise price of the warrants will be adjusted such that the total number of shares of common stock issuable upon exercise of all of the warrants will be decreased to approximately 790,358 shares of common stock.  In addition, the exercise price will be increased to $0.0002 per share.

Other Derivative Securities

The Company currently has no outstanding options entitling their holders to purchase shares of our common stock.  Should any options, or other convertible securities, become outstanding before the occurrence of the Reverse Stock Split, proportionate adjustments would be made based on the terms of the particular security.  As an example, proportionate adjustments would be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which would result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the Reverse Stock Split.

OTHER EFFECTS ON OUTSTANDING SHARES

The rights and preferences of the outstanding shares of the common stock will remain the same when the Reverse Stock Split occurs. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.

REDUCTION IN STATED CAPITAL

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.

AUTHORIZED SHARES OF COMMON STOCK

General

When and if our Board implements the Reverse Stock Split, it will not change the number of authorized shares of our common stock as designated by the Certificate of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of common stock will decrease, the number of shares remaining available for issuance under our authorized pool of common stock will increase.

Anti-Takeover

The additional shares of common stock that will become available for issuance as a result of the Reverse Stock Split could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the Reverse Stock Split is prompted by business and financial considerations, stockholders nevertheless should be aware that the Reverse Stock Split could facilitate future efforts by our management to deter or prevent a change in control of our company. The Board has no plans to use any of the additional shares of common stock that will become available when the Reverse Stock Split occurs, for any such purposes.

In addition to the anti-takeover implications from the increased number of shares that will become available for issuance as a result of the Reverse Stock Split, as discussed above, we are also affected by Delaware anti-takeover laws and anti-takeover provisions in our charter documents.  Other than as discussed in this information statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

 Delaware Law Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

STOCK CERTIFICATES

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares, underlying options and warrants and other securities will also be automatically adjusted on the effective date of the Reverse Stock Split, if any such securities are outstanding on the effective date.  We will not issue fractional shares on account of the Reverse Stock Split.  Holders of pre-split common stock who will otherwise be entitled to a fraction of a share on account of the Reverse Stock Split will be entitled to receive, in lieu of such fractional share, one full share of common stock.

If you hold your shares of common stock in a brokerage account or in "street name," you will not be required to take any further action. If you hold stock certificates, you will not have to exchange your existing stock certificates for new stock certificates reflecting the Reverse Stock Split. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Contact information for our transfer agent is as follows:

Corporate Stock Transfer
3200 Cherry Creek Dr. South,
Suite 430
Denver, CO 80209
Telephone: (303) 282 4800
Facsimile : (303) 282 5800

FRACTIONAL SHARES

We will not issue fractional shares in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the Reverse Split, any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.

NO APPRAISAL RIGHTS

Under the Delaware Code, stockholders are not entitled to appraisal rights with respect to the amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.

•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

Our Company should not recognize gain or loss as a result of the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this information statement are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 22,372,814 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Intelligent Lighting and Electronics, Inc., No. 29 & 31 Huanzhen West Road, Shuikou Town, Huizhou City, Guangdong, People’s Republic of China 516005.

Name and Address of Beneficial Owner	Title	Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned

Directors and Executive Officers

Li Xuemei	Chief Executive Officer, President, and Chairman of the Board	7,618,696	38.5%

Dong Bin	Chief Operating Officer	-	-

Wu Shiliang	Executive Vice President, Sales and Marketing and Director	-	-

Chi-wai (Gabriel) Tse	Chief Financial Officer and Corporate Secretary	-	-

Michael Askew	Director	-	-

Zhang Guofu	Director	-	-

Zhang Hongfeng	Director	-	-

Officers and Directors as a Group (total of 7 persons)		7,618,696	38.5%

5% Owners

Richard A. Rappaport(1) 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		3,548,867	16.8%

WestPark Capital Financial Services, LLC(2) 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		2,944,691	14.0%

(1)
Richard A. Rappaport served as President and director of the Company prior to the Share Exchange. Includes 293,759 shares of common stock and a warrant to purchase 92,913 shares of common stock owned by Mr. Rappaport, in addition to the shares of common stock and warrants to purchase common stock owned by the Amanda Rappaport Trust and the Kailey Rappaport Trust (together, the “Rappaport Trusts”) and WestPark Capital Financial Services, LLC, which totals 1,882,932 shares and 1,279,263 warrants. Mr. Rappaport, as Trustee of the Rappaport Trusts and CEO and Chairman of WestPark Capital Financial Services, LLC, may be deemed the indirect beneficial owner of these securities and disclaims beneficial ownership of the securities except to the extent of his pecuniary interest in the securities.

(2)
Consists of 1,717,692 shares and a warrant to purchase 1,226,999 shares owned by WestPark Capital  Financial Services, LLC, of which Mr. Rappaport is CEO and Chairman. Mr. Rappaport may be deemed the indirect beneficial owner of these securities and disclaims beneficial ownership of the securities except  to the extent of his pecuniary interest in the securities.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our common stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities Exchange Act. Requests for such documents should be addressed to China Intelligent Lighting and Electronics, Inc., No. 29 & 31 Huanzhen West Road, Shuikou Town, Huizhou City, Guangdong, People’s Republic of China 516005. Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission's web site (http://www.sec.gov ).

APPENDIX

Appendix A            Form of Certificate of Amendment to the Certificate of Incorporation to Effect Reverse Stock Split

By order of the Board of Directors,

/s/ Li Xuemei
Li Xuemei
Chairman of the Board of Directors
City of Huizhou, People’s Republic of China
April 13, 2010

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC.
a Delaware corporation

China Intelligent Lighting and Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That Article 5 of the Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph one:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment with the Delaware Secretary of State, every two outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one (1) share of Common Stock (the “Reverse Stock Split”).  The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended.  No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated for purposes of such combination and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Stock Split computation shall be rounded up to the next whole share.

SECOND: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

THIRD:     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this  __ day of ________ 2010.

By:

Name: Li Xuemei
Title: Chief Executive Officer